EMPLOYMENT AGREEMENT

     AGREEMENT made as of the 8th day of May, 1997 by and between EA Industries, Inc., a New Jersey corporation (the "Company") and Frank G. Brandenberg (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, the Company wishes to assure itself of the services of the Executive, and the Executive wishes to serve in the employ of the Company, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Employment, Term.

        1.1 The Company agrees to employ the Executive, and the Executive agrees to serve in the employ of the Company, for the term set forth in Section 1.2, in the position and with the responsibilities, duties and authority set forth in
Section 2 and on the other terms and conditions set forth in this Agreement.

        1.2 The term of the Executive's employment under this Agreement shall be the period commencing on May 8, 1997 and continuing through May 8, 2001, unless sooner terminated in accordance with this Agreement.

     2. Position, Duties. The Executive shall serve the Company as President and Chief Executive Officer and at the request of the Board of Directors of the Company shall serve as an officer and director of the Company, its parents, subsidiaries and/or affiliates without payment of any additional compensation. The Executive shall have such duties and responsibilities, appropriate to said positions as the Board of Directors of the Company (the "Board") shall assign to the Executive. At the 1997 Annual Meeting of Shareholders the Company shall nominate the Executive to serve as a Director or the Board shall at its next meeting following such Annual Meeting increase the size of the Board and elect the Executive to fill such vacancy. The Executive shall perform his duties and responsibilities hereunder, faithfully and diligently and shall report to the Chairman of the Board of Directors of the Company. The Executive shall devote his full business time and attention to the performance of his duties and responsibilities hereunder. The Executive hereby represents that he is not bound by any confidentiality agreements, restrictive covenants or other agreements which restrict or may restrict his ability to perform his duties hereunder, and agrees that he will not enter into any such agreements or covenants during the term of his employment hereunder, except such restrictive covenants or confidentiality agreements which are required by the Company.

     3. Cash Compensation. In consideration of the performance by the Executive of the services set forth in Section 2 and his observance of the other covenants set forth herein, the



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

Company shall pay the Executive, and the Executive shall accept, a base salary at the rate of $275,000 per annum during the first year of the term of this Agreement, and $325,000 during the second year of the term of this
Agreement: The Company and the Executive shall negotiate in good faith to determine the base salary of the Executive for the third and fourth years of this Agreement, with a target date of February 18, 1999 to agree on the base salary, but in any event, the base salary for the third and fourth years of this Agreement shall not be less than $325,000 per annum. The base salary shall be payable in accordance with the standard payroll practices of the Company. In addition to the base salary payable hereunder, the Executive may be entitled to receive merit increases in salary during the term hereof in amounts and at such times as shall be determined by the Board in its sole discretion. In no event shall the failure to grant any such increase (or the amount of any such increase) give rise to a claim by the Executive under this Agreement. .

     4. Bonus Plan. The Board of Directors shall establish an operating budget for the Company for the remainder of 1997 by July 1, 1997, and for each succeeding fiscal year by the beginning of such year, which shall include targets for revenue, operating profit, market capitalization and other financial and operating goals. The Board shall also weigh such factors as it deems appropriate in determining how much of the Executive's salary shall be payable as a bonus, in addition to the Executive's base salary, for achieving or exceeding each such factor in its sole discretion. The calculation of a bonus shall be based on the Company's annual audited financial statements. The Executive shall be paid a bonus of up to sixty percent of his base salary for the preceding fiscal year as an annual bonus for each year during the term hereof. Such payment, if any, shall be made within thirty days after completion of the Company's annual audit. The Executive shall be entitled to a minimum bonus of $125,000 for the period beginning on May 8, 1997 and ending on May 8, 1998. This minimum bonus shall be paid $31,250 on each of July 1, 1997, October 1, 1997, January 1, 1998, and April 1, 1998. The Executive shall also be entitled to a minimum bonus of $50,000 for the period beginning on May 9, 1998 and ending on May 8, 1999, payable on June 30, 1998. Such minimum payments shall be credited against the bonus earned pursuant to the Bonus Plan for the portion of the fiscal years included therein.

     5. Stock Options. (a) On or before June 1, 1997, the Company will grant the Executive options or warrants to purchase 340,000 of the Company's Common Stock. The exercise price for such shares shall be the lower of $4.00 or the closing price of the Common Stock of the Company on the New York Stock Exchange on the date this Agreement is executed by the Company, but in no event less than $3.00 per share (the "Option Price") and the options will vest 100,000 shares on the date of grant. The remainder of the shares will vest, so long as the Executive continues to be an employee of the Company, 80,000 shares on May 8, 1998, 80,000 shares on May 8, 1999 and the remainder on May 8, 2000. If the Company terminates the employment of the Executive for any reason other than Due Cause as defined in paragraph 8.3 of this Agreement, or the Executive terminates his employment pursuant to a Change of Control, any remaining unvested options then held by Executive shall become immediately vested and exercisable.



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

        (b) The Executive shall be entitled to separate grants of immediately vested five year options or warrants to purchase 85,000 shares of Common Stock with an exercise price equal to the Option Price upon the occurrence during the term of this Agreement of each of the following:

           (i) the Company's consolidated net income, as determined in accordance with generally accepted accounting standards and as reported in its Reports on Form 10-Q or 10-K, for any two consecutive fiscal quarters equals or exceeds $550,000 for each of such quarters.

           (ii) the trading price of the Company's Common Stock shall exceed $6.50 for each of 30 consecutive trading days. Such trading price shall be the volume weighted average per share of the Company's Common Stock as reported by Bloomberg Business Service in its volume at price service.

           (iii) the Company's consolidated net income, as determined in accordance with generally accepted accounting standards and as reported in its Reports on Form 10-Q or 10-K, for any two consecutive fiscal quarters equals or exceeds $1,100,000 for each of such quarters.

           (iv) the trading price of the Company's Common Stock shall exceed $9.50 for each of 30 consecutive trading days. Such trading price shall be the volume weighted average per share of the Company's Common Stock as reported by Bloomberg Business Service in its volume at price service.

     If each of the foregoing targets are met, the Company and the Executive shall negotiate in good faith to agree on further extraordinary performance targets and related option grants.

     6. Expense Reimbursement. During the term of this Agreement, consistent with the Company's policies and procedures as may be in effect from time to time, the Company shall reimburse the Executive for all reasonable and necessary out-of-pocket expenses (including the cost for purchase and installation of a telephone in the Executive's automobile, minimum monthly usage charges, and all calls on Company business) incurred by him in connection with the performance of his duties hereunder, upon the presentation of proper accounts therefor in accordance with the Company's policies.

     7. Other Benefits. (a) During the term of this Agreement, the Executive shall be entitled to receive vacation time in an amount equal to other executives of the Company at levels comparable to the Executive, but in no event less than four (4) weeks paid vacation time per annum and such other benefits, including, subject to meeting standard eligibility requirements, participation in any 401(k) plan in which the Company's Executives are eligible to participate, customary medical insurance and continuing education benefits, as are from time to time made available to other similarly situated employees of the Company on the same terms as are available to such similarly situated Executives, it being understood that the Executive shall be


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

required to make the same contributions and payments in order to receive any of such benefits as may be required of such similarly situated Executives. In addition, the Executive shall receive an automobile allowance of seven hundred fifty ($750) dollars per month during the term of this Agreement.

        (b) If the Executive transfers his principal place of residence to New Jersey or a neighboring state on or before May 8, 1999 he shall be reimbursed for the reasonable out of pocket costs associated with that move, such as costs of shipping furniture and other personal property, sales commissions and customary closing costs on the sale of his current residence and the purchase of his new residence. The Company shall also reimburse the Executive for the reasonable costs of renting an apartment in New Jersey for the period beginning on May 8, 1997 and ending on the earlier of May 8, 1999 or the date of such relocation. In addition, the Company shall "gross-up" the reimbursement to compensate the Executive for the actual tax effect of such reimbursement.

     8. Termination of Employment.

        8.1 Death. In the event of the death of the Executive during the term of this Agreement, the Company shall pay to the estate or other legal representative of the Executive the salary provided for in Section 3(a) (at the annual rate then in effect) (the "Base Salary") accrued to the Executive's date of death and not theretofore paid, and the estate or other legal representative of the Executive shall have no further rights under this Agreement. Rights and benefits of the Executive, his estate or other legal representative under the Executive benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs.

        8.2 Disability. If the Executive shall become incapacitated by reason of sickness, accident or other physical or mental disability and shall for a period of ninety (90) consecutive days be unable to perform his normal duties hereunder, the employment of the Executive hereunder may be terminated by the Company upon thirty (30) days' prior written notice to the Executive. Within thirty (30) days after such termination, the Company shall pay to the Executive the Base Salary accrued to the date of such termination and not theretofore paid. Rights and benefits of the Executive, his estate or other legal representative under the Executive benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs. Neither the Executive nor the Company shall have further rights or obligations under this Agreement, except as provided in Sections 9 and 10.

        8.3 Due Cause. The employment of the Executive hereunder may be terminated by the Company at any time during the term of this Agreement for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Executive the Base Salary accrued to the date of such termination and not theretofore paid to the Executive, and, after the satisfaction of any claim of the Company against the Executive arising as a direct and proximate result of such Due Cause, neither the Executive nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 9 and 10.


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

Rights and benefits of the Executive, his estate or other legal representative under the Executive benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs. For purposes hereof, "Due Cause" shall mean (i) the Executive's willful and continued failure substantially to perform his duties with the Company, (ii) fraud, misappropriation or intentional material damage to the property or business of the Company by the Executive of (iii) the Executive's conviction of, or plea of nolo contendere to, any felony that, in the judgment of the Board adversely affects the Company's reputation or the Executive's ability to carry out his obligations under this Agreement. In the event of an occurrence under this Section 8.3, the Executive shall be given written notice by the Company that it intends to terminate the Executive's employment for Due Cause under this Section, which written notice shall specify the act or acts upon the basis of which the Company intends so to terminate the Executive's employment. If the basis for such written notice is an act or acts described in clause (i) above the Executive shall be given ten (10) days to cease or correct the performance (or nonperformance) giving rise to such written notice and, upon failure of the Executive within such ten (10) days to cease or correct such performance (or nonperformance), the Executive's employment by the Company shall automatically be terminated hereunder for Due Cause.

        8.4 Other Termination. (a) The Company may terminate the Executive's employment prior to the expiration of the term of this Agreement for whatever reason it deems appropriate; provided, however, that in the event that such termination is not pursuant to Sections 8.1, 8.2 or 8.3, in lieu of notice or any other termination payment pursuant to shortening the then current term of this Agreement, the Company shall pay to the Executive:

           (i) on the date of termination, the Base Salary accrued to the date of termination and not theretofore paid to the Executive:

           (ii) severance pay, in the form of (x) continuation of base salary payments and other benefits described in Section 7 for a period commencing on the date of termination and ending on May 8, 1999 or six months after the date of termination, whichever is greater, at a rate equal to the base salary provided for in Section 3(a) (at the annual rate then in effect) and (y) the minimum bonus payments specified in Section 4 hereof to the extent they have not been previously paid.

        (b) The Executive shall have the right to terminate this Agreement during the three month period following a Change of Control occurring on or before May 8, 1999 and in that event the Company shall pay to the Executive:

           (i) on the date of termination, the Base Salary accrued to the date of termination and not theretofore paid to the Executive.

           (ii) severance pay, in the form of (x) continuation of base salary payments and other benefits described in Section 7 for a period commencing on the date of termination and ending on May 8, 1999, or six months after the date of termination,



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

whichever is greater at a rate equal to the base salary provided for in Section 3(a) (at the annual rate then in effect) and (y) the minimum bonus payments specified in Section 4 hereof to the extent they have not been previously paid.

     (c) In the event of a termination pursuant to this paragraph 8.4, rights and benefits of the Executive, his estate or other legal representative under the benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs and neither the Executive nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 9 and 10.

     (d) For purposes of this Agreement, a Change in Control of the Company shall be deemed to have occurred if:

        (i) a "person" (meaning an individual, a partnership, or other group or association as defined in Sections 13(d) and 14(d) the Securities Exchange Act of 1934), other than a "person" who currently is a beneficial owner of five percent (5%) or more of the Company's Common Stock, acquires thirty percent (30%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors, or

        (ii) Continuing Directors shall for any reason cease to constitute a majority of the Board of Directors of the Company; or

        (iii) all or substantially all of the business and/or assets of the Company is disposed of by the Company to a party or parties other than a parent, subsidiary or other affiliate of the Company, pursuant to a partial or complete liquidation of the Company, sale of assets (including stock of a subsidiary of the Company) or otherwise.

     For purposes of this Agreement, the term "Continuing Director" shall mean a member of the Board of Directors of the Company who either was a member of the Board of Directors of the Company on the date hereof or who subsequently became a Director and whose election, or nomination for election, was approved by a vote of at least two-thirds of the Continuing Directors then in office.

     (e) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

        (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2 of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied in all material respects by the Company promptly after receipt of notice thereof given by the Executive;



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

        (ii) any failure by the Company to comply with any of the provisions of Sections 2-7 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied in all material respects by the Company promptly after receipt of notice thereof given by the Executive;

        (iii) the Company's requiring the Executive to be based at any office or location more than fifty(50 miles from the Company's current location in West Long Branch, New Jersey.

        (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement;

In the event the Executive exercises his right to terminate this Agreement as described in this Section 8.4(e), The Company shall pay the Executive:

        (i) on the date of termination, the Base Salary accrued to the date of termination and not theretofore paid to the Executive;

        (ii) Severance pay in the form of (x) continuation of base salary payments and other benefits described in Section 7 for a period commencing on the date of termination and ending May 8, 1999, or six months after the date of termination, whichever is greater, at a rate equal to the Base Salary provided in Section 3(a) (at the annual rate then in effect) and (y) The minimum bonus payments specified in Section 4 hereof to the extent not previously paid.


9. Confidential Information.



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

     9.1 (a) The Executive shall, during the Executive's employment with the Company and at all times thereafter, treat all confidential material (as hereinafter defined) of the Company or any member of the Company Group (as hereinafter defined) confidentially. The Executive shall not, without the prior written consent of the Board of Directors of the Company, disclose such confidential material, directly or indirectly, to any party, who at the time of such disclosure is not an Executive or agent of any member of the Company Group, or remove from the Company's premises any notes or records relating thereto, copies or facsimiles thereof (whether made by electronic, electrical, magnetic, optical, laser, acoustic or other means), or any other property of any member of the Company Group. The Executive agrees that all confidential material, together with all notes and records of the Executive relating thereto, and all computer disks, copies or facsimiles thereof in the possession of the Executive (whether made by the foregoing or other means) are the exclusive property of the Company. The Executive shall not in any manner use any confidential material of the Company Group, or any other property of any member of the Company Group, in any manner not specifically directed by the Company or in any way which is detrimental to any member of the Company Group, as determined by the Board of Directors of the Company in its sole discretion.

        (b) For the purposes hereof, the term Company Group, shall mean collectively, the Company and the Company's subsidiaries, affiliates and parent entities, and the term "confidential material" shall mean all information in any way concerning the activities, business or affairs of any member of the Company Group or any of the customers and clients of any member of the Company Group, including, without limitation, information concerning trade secrets, together with all sales and financial information concerning any member of the Company Group and any and all information concerning projects in research and development or marketing plans for any products or projects of the Company Group, and all information concerning the practices, customers and clients of any member of the Company Group, and all information in any way concerning the activities, business or affairs of any of such customers or clients, as such, which is furnished to the Executive by any member of the Company Group or any of its agents, customers or clients, as such, or otherwise acquired by the Executive in the course of the Executive's employment with the Company; provided, however, that the term "confidential material" shall not include information which (i) becomes generally available to the public other than as a result of a disclosure by the Executive, (ii) was available to the Executive on a non-confidential basis prior to his employment with any member of the Company Group or (iii) becomes available to the Executive on a non-confidential basis from a source other than any member of the Company Group or any of its agents, customers or clients, as such, provided that such source is not bound by a confidentiality agreement with any member of the Company Group or any of such agents, customers or clients.

     9.2 Promptly upon the request of the Company, the Executive shall deliver to the Company all confidential material relating to any member of the Company Group in the possession of the Executive without retaining a copy thereof, unless, in the opinion of counsel for the Company, either returning such confidential material or failing to retain a copy thereof would violate any applicable Federal, state, local or foreign law, in which event such confidential material shall be returned without retaining any copies thereof as soon as practicable after such counsel advises that the same may be lawfully done.

     9.3 In the event that the Executive is required, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, to disclose any confidential material relating to any member of the Company Group, the Executive shall provide the Company with prompt notice thereof so that the Company may seek an appropriate protective order and/or waive compliance by the Executive with the provisions hereof; provided, however, that if in the absence of a protective order or the receipt of such a waiver, the Executive is, in the opinion of counsel for the Company, compelled to disclose confidential material not otherwise disclosable hereunder to any legislative, judicial or regulatory body, agency or authority, or else be exposed to liability for contempt, fine or penalty or to other censure, such confidential material may be so disclosed.

     10. Equitable Relief. In the event of a breach or threatened breach by the Executive of any of the provisions of Section 9 of this Agreement, the Executive hereby consents and agrees that the Company shall be entitled to pre-judgment injunctive relief or similar equitable


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

relief restraining the Executive from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Executive under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. The parties hereto hereby consent to the jurisdiction of the Federal courts for the Eastern District of Pennsylvania and the state courts located in such District for any proceedings under this Section 10. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

     11. Indemnification. The Company shall indemnify the Executive to the fullest extent permitted by the laws of the state of incorporation of the Company, as amended from time to time, for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and attorney's fees) incurred or paid by the Executive in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by the Executive of services for, or acting by the Executive as a director, officer or executive of, the Company or any other person or enterprise at the Company's request, and shall to the fullest extent permitted by the laws of the state of incorporation of the Company, as amended from time to time, advance all expenses incurred or paid by the Executive in connection with, and until disposition of any action, suit, investigation or proceeding arising out of or relating to the performance by the Executive of services for, or acting by the Executive as a director, officer or executive of, the Company or any other person or enterprise at the Company's request.

     12. Successors and Assigns.

        12.1 Assignment by the Company. The Company shall require any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Section, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law and this Agreement shall be binding upon, and inure to the benefit of, the Company, as so defined.

        12.2 Assignment by the Executive. The Executive may not assign this Agreement or any part thereof; provided, however, that nothing herein shall preclude one or more beneficiaries of the Executive from receiving any amount that may be payable following the occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from receiving such amount or from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries," as used in this Agreement, shall mean a beneficiary or beneficiaries so designated to receive any such amount or, if no beneficiary has been so designated, the legal representative of the Executive (in the event of his incompetency) or the Executive's estate.



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

     13. Governing Law. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New Jersey applicable to contracts to be performed entirely within such State.

     14. Entire Agreement. This Agreement contains all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersede all undertakings and agreements, whether oral or in writing, if there be any, previously entered into by them with respect thereto.

     15. Modification and Amendment; Waiver. The provisions of this Agreement may be modified, amended or waived, but only upon the written consent of the party against whom enforcement of such modification, amendment or waiver is sought and then such modification, amendment or waiver shall be effective only to the extent set forth in such writing. No delay or failure on the part of any party hereto in exercising any right, power or remedy hereunder shall effect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

     16. Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally, sent by telecopier or sent by registered or certified mail, postage prepaid, as follows:

                  If to the Company:

                  EA Industries, Inc.
                  185 Monmouth Parkway
                  West Long Branch, NJ 07764
                  Attn:  Chairman of the Board
                  Telecopier:  (908) 229-6162

                  With a copy delivered in the same manner to:

                  Richard P. Jaffe, Esquire
                  Mesirov Gelman Jaffe Cramer & Jamieson
                  1735 Market Street
                  Philadelphia, PA 19103
                  Telecopier:  (212) 994-1111

                  If to the Executive:

                  18150 Crystal Drive
                  Morgan Hill, CA 95037
                  Telecopier:  (408) 779-7519



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

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered or telecopied, and two business days after the date of mailing, if mailed.

     17. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

     18. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or his beneficiaries, including his estate, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company, may, in its sole discretion, accept other provision for payment of taxes as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

     19. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

     20. Expenses. Each of the parties hereto shall bear his or its own costs and expenses, including attorneys' fees and disbursements, incurred in connection with this Agreement and the transactions contemplated hereby.

     21. Titles. Titles of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

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

     22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                                      * * *

     IN WITNESS WHEREOF, a duly authorized officer of EA and Mr. Brandenberg have executed this Agreement.


                                               EA Industries, Inc.


                                          By:
                                               ----------------------------




                                               ----------------------------
                                                   Frank G. Brandenberg